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                                                                  EXHIBIT 23.3


                   [LETTERHEAD OF PORTER MATTHEWS & MARSDEN]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of EPL Technologies, Inc. on Form S-3 of our report dated August 7, 1995, (relating to the financial statements of Bakery Packaging Services Limited for the year ended November 30, 1994) and our report dated May 28, 1994 (relating to the financial statements of Bakery Packaging Services Limited for the year ended November 30, 1993).

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Porter Matthews & Marsden

Porter Matthews & Marsden,
Blackburn, United Kingdom


February 9, 1998